Exhibit 10.6

EMPLOYMENT CONTRACT

COMPANY:

WUHAN SHENGSHI LEJU E-COMMERCE INFORMATION CO., LTD.

EMPLOYEE:

ZHENG WEI

FILE NO.

Company:

Name of Employer:	WUHAN SHENGSHI LEJU E-COMMERCE INFORMATION CO., LTD.

Legal Representative:	Zheng Wei

Legal Address:	23F, BLDG 4, Fanhai International SOHO Town, Jianghan District, Wuhan, P.R.China

Telephone No.	027-83668638

Employee:

Name of Employee:	Zheng Wei

ID Card No.	411523197710270031

Domicile:	RM701,Unit1, Building No.114, 187 Jinshan Dadao, Jinyinhu Banshichu, Dong Xihuqu, Wuhan, China

The Company and the Employee enter into this Contract and establish employment relations on the basis of equal and voluntary agreement and in accordance with the Labor Law of the People’s Republic of China ,the Labor Contract Law of the People’s Republic of China (hereinafter “China” or the “PRC”) and the provisions of other relevant laws and regulations.

1.	TERM OF CONTRACT

1.1.     Fixed terms: from _______________ (M/D/Y) to ________________ (M/D/Y). The probationary period is _______months.

1.2.     Open terms: effective on July 22, 2014 (M/D/Y)

1.3.     Contract period depending upon the completion of agreed assignment. The assignment is _________.

1.4.     The employment is conditional upon the truthful representation of the Employee’s background, education, qualifications, employment, and experiences. In the event that the Employee, in order to be employed by the Employer, has made any material misrepresentation, used falsified documents, or failed to provide relevant proof and certificates required under the hiring procedures or failed to disclose any material information of the Employee including without limitation such Employee's medical history of serious illness, and the Company may deem such act as fraud under relevant laws and regulations and/or that the hiring requirements have not been met and in such event, the Company may terminate this Contract.

2.	JOB DESCRIPTION

2.1.     The Company agrees to employ the Employee in the position of CEO .

2.2.     The Company reserves the rights to make reasonable adjustment(s) or change(s) to the position of the Employee based on the actual needs of the Company and the Employee’s performance. The Employee should not reject the adjustment(s) or change(s) without any justified reason.

2.3.     The Employee should complete the work assigned by the Company on time and be evaluated accordingly.

3.	BENEFITS AND VACATION

3.1.     The Employee is to work under the standard working hours system, which requires to work for no more than 8 hours every day and 40 hours every month.

3.2.     The Company reserves the rights to make reasonable adjustment(s) or change(s) to the working time of the Employee based on the actual needs of the Company and the Employee should be subject to the arrangement.

3.3.     The Employee is entitled to public holidays and paid annual leave pursuant to the Employee Manual adopted by Company which shall be in line with the relevant laws and regulations.

4.	REMUNERATION

4.1.     The amount of labour remuneration shall be determined with respect to the employee’s position, skills, performance and other factors. Over the course of contract, the labour remuneration includes base salary, post salary, performance salary and other allowances. The Company reserves the rights to make reasonable adjustment(s) or change(s) to the salary structure based on the state of operation , the general level of salary in the industry, the performance performance and other factors. The Employee should be subject to the arrangement.

4.2.     The salary is payable on 15th. every month. The Employee shall pay individual income tax as required by law. The Company shall, according to law, withhold the individual income tax from the Employee’s monthly salary to pay to relevant tax authority on behalf of the Employee.

4.3.     The Company shall pay the employee premium pay pursuant to the relevant provisions of the State if the Company requires the employee to work overtime or work on weekends or on holidays. However, the Company shall not pay the employee overtime pay or allow compensatory leave for overtime work which is not assigned or permitted by the Company.

4.4.     The Company shall give a termination letter to terminate this Contract and the Employee shall hand the job over within proper time. The Company reserves the rights not to pay the salary for the last month or the compensation entitled according to the relevant laws and regulations until the job handover is completed.

5.	SOCIAL INSURANCE

5.1.     The Company shall contribute social security premiums for the Employee pursuant to the law. The portion to be contributed by the Employee will be withheld by the Company from Employee’s monthly salary and deposited in the relevant social insurance funds and the housing fund.

5.2.     The Company shall fulfill the formalities of transferring files and social insurance upon the rescission or termination of the labour contract.

6.	EMPLOYMENT PROTECTION AND CONDITION

6.1.     The Company shall provide safe and clean working environment in accordance with relevant laws and regulations. If there is any danger or special risks in relation to the working environment of the Employee, the Company shall take specific protective measures, and provide specific training to the Employee.

6.2.     The Company shall provide training on workplace safety, rules and regulations, operation guidelines and professional techniques. The employee shall participate in the training and must strictly comply with company policy, rules and guidelines.

6.3.     The Company shall inform the employee of all the occupational hazards involved in the work and require the employee to undergo pre- and post-employment physical examinations. Over the course of the contract, the Company shall provide physical examinations on a regular basis.

7.	COMMERCIAL SECRETS, INTELLECTUAL PROPERTY AND NON-COMPETITION

7.1.     The Employee acknowledges that all Inventions created by him/her (solely or jointly with others), to the extent permitted by applicable law, are “works made for hire” or “inventions made for hire,” as those terms may be defined in the PRC Copyright Law, the PRC Patent Law and the Regulations on Computer Software Protection, respectively, and all titles, rights and interests in or to such Inventions are or shall be vested in the Company.

7.2.     During the term of employment and after termination, the employee shall hold in the strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, corporation or other entity without written consent of the Company, any Confidential Information. “Confidential Information” means any proprietary or confidential information of the Company , its affiliates, their clients, customers or their partners, and the Company’s licensors, including, without limitation, technical data, trade secrets, research and development information, product plans, services, customer lists and customers , supplier lists and suppliers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, personnel information, marketing, finances or other business information. Where the employee violates the provisions and causes the Company to suffer damages, the employee shall pay a compensation ten times the losses .

8.	MODIFICATION, TERMINATION AND EXPIRATION OF THE LABOR CONTRACT

8.1.     The Company maintains the right to terminate this Contract and dismiss the Employee without prior notice under any of the following circumstances:

(a)	when the Employee does not meet the conditions for employment during the probationary period;

(b)	the Employee is held criminally or administratively liable in accordance with the relevant laws or administrative regulations;

(c)	when the Employee commits a serious breach of labor discipline or of the rules or policies or ethical code of the Company (“Company Rules”); such Company Rules will be signed by the Employee for acknowledgement within one month after signing this Contract and updated by the Company in a form of public notice from time to time);

(d)	when the Employee is negligent or is involved in improper financial dealings, thus causing serious harm to the interests of the Company;

(e)	when the Employee is concurrently involved in any employment relationship with any other employer, which causes severe effect on the performance of his/her own duties to the Company, or refuses to make correction in a fixed term as required by the Employer; or

(f)	when this Contract is deemed invalid due to circumstances under Article 1.4 and Article 8 of this Contract, or because this Contract was entered into with fraud of the part of Employee.

8.2.     The Company maintains the right to terminate this Contract in accordance with relevant PRC laws and regulations prior to the expiration date of this Contract by giving to the Employee a thirty (30) day written notice or compensation of one (1) month in lieu of such notice under any of the following circumstances:

(a)	when, due to illness or non-work-related injuries, the Employee is unable to perform his or her original duties or is unable to perform appropriate alternative duties when a statutory medical treatment period has ended;

(b)	when the Employee is incompetent in performing his or her duties, provided that training has been provided to the Employee or adjustments have been made to the Employee’s position;

(c)	when there are changes in the circumstances which were relied upon by the Parties at the time of signing, causing this Contract impossible to perform, and the two Parties are unable to negotiate and agree upon any amendments to this Contract;

(d)	when the Company encounters serious operational difficulties and lay off employees in accordance with law.

8.3.      The Employee may terminate this Contract after giving a thirty (30)-day prior written notice to the Company.

9.	LABOR DISPUTES

Labor disputes under this Contract shall be resolved as follows:

(a)	consultation between the Employee and the Company;

(b)	if no resolution is made through consultation within thirty (30) days, the dispute shall be settled with the competent Employment Dispute Arbitration Commission in Wuhan;

(c)	In case either party is not satisfied with the arbitral award, it may file a law suit with the competent People’s Court within fifteen (15) days from receipt of the arbitral award.

10.	GOVERNING LAW

This Contract and the rights and duties of the Parties hereunder shall be governed by and construed and enforced in accordance with the PRC laws, without regard to principles of conflicts of laws.

11.	MISCELLANEOUS

1.1	The Employee represents that, prior to signing this Contract, the Employee has read, fully understands and voluntarily agrees to the terms and conditions as stated above, that the Employee was not coerced to sign this Contract, the Employee was not under duress at the time the Employee signed this Contract, that, by signing this Contract, the Employee will not violate the terms of any other agreement previously entered by the Employee and that, prior to signing this Contract, the Employee had adequate time to consider entering into this Contract, including, without limitation, the opportunity to discuss the terms and conditions of this Contract, as well as its legal consequences, with an attorney of the Employee's choice.

1.2	This Contract constitutes the entire understanding and agreement between the Parties hereto with regard to the matters herein, and supersedes all prior communications, negotiations, and agreements relating thereto. No modification or amendment of this Contract will be effective unless made in writing and signed by both Parties.

1.3	This Contract shall be made in two originals; each Party shall hold one original copy.

[Follow by Execution Page]

Execution Page

The Parties are signing this Employment Contract on the date stated in the introductory clause.

EMPLOYER

Authorized Representative:

WUHAN SHENGSHI LEJU E-COMMERCE INFORMATION CO., LTD.

Executed with the Corporate Seal

EMPLOYEE

Agreed by: ZHENG Wei

CONTRACT RENEWAL

(SHORT FORM)

1.	This Employment Contract renewal is entered into by and between these parties:

EMPLOYER NAME:	______________________________________________________

OFFICE ADDRESS	____________________________________________________________

OFFICE PHONE	_______________________

EMPLOYEE NAME:	_____________________________________________________________

HOME ADDRESS	_____________________________________________________________

CELL PHONE	_______________________

2.	The Employment Contract between the parties is:

☐	Renewed on exactly the same terms

☐	Renewed on the same terms except for the following amendments:

____________________________________________________________________

________________________________

If the wage rate stated in the Employment Contract is less than any increase in the applicable minimum wage that is implemented during the term of this contract, the new minimum wage shall apply to work performed under this contract on and after the effective date of the increase.

4.	The term of this contract renewal is a period of ___________________.

EMPLOYER	EMPLOYEE

Authorized Representative:	Agreed by:

Executed with the Corporate Seal

CONFIDENTIALITY AGREEMENT

Party A (Employer):           Wuhan Shengshi Leju e-Commerce Information Co., Ltd.

Party B (Employee):           Zheng, Wei

Whereas Party B obtains trade secret of Party A, know-how, experience and techniques during the employment, this agreement is entered into by and between Party A and Party B in compliance with equality, voluntariness, consensus, under the principle of good faith.

Article 1. Content and scope of confidentiality

It reaches mutual agreement by Party A and Party B that trade secret of Party A includes but not limited to the information listed below:

1.	Technical information: technical information includes but not limited to technical proposal, engineering design, process flow, technical index, manuals and correspondence that includes trade secret.

2.	Operational data: Operational data includes but not limited to client list, marketing plan, procurement data, pricing plan, undisclosed financial data, supplier list and production strategy.

3.	Salary data: Party B shall not disclose personal salary and benefit received.

4.	Information that Party A is obliged not to disclose to the public in accordance with law, regulation and other agreements.

5.	Confidential information that Party B obtained during work, exchange with other parties or any related data of Party A.

6.	Any other information Party A identified as confidential.

Article 2. Confidential obligation

Party B has the following obligation regarding trade secret of Party A

1.	Party B shall not require trade secret that not related to Party B’s work scope.

2.	Party B shall not disclose trade secret to any third party.

3.	Party B shall not help any third party (including other employment of Party A) to acquire, use or plan to use trade secret of Party A, i.e. Party B shall not disclose confidential content or trade secret to internal colleagues or external parties unless there is a clear instruction by Party A to share such information to an extent according to the business needs.

4.	Party B shall not organize or participate in any enterprise or event that compete with Party A during the period of employment. After the termination of Party B’s employment, Party B shall not directly or indirectly persuade employees with the access to trade secret to leave Party A.

5.	Party B shall not allow (Lending, bestowal, leasing or transfer) or assist any third party to use the trade secret of Party A.

6.	Party B shall not use or plan to use for own interest.

7.	Party B shall not duplicate or publish files, correspondence, originals, copies, disks or other medium contain trade secret of Party A.

8.	Party B shall handle work files with due care and not to use them outside work environment.

9.	Party B shall file and report the ideas, inventions and related technologies during the employment to Party A and agree with the ownership and rights belonged to Party A.

10.	Party B shall not use trade secret or confidential information of Party A through ways it prohibits.

Article 3. Confidentiality period

Party A and Party B shall confirm that the confidentiality obligation of Party B shall be from the date of signature of Party A and the date of signature of Party B until the above-mentioned trade secret is made public or known to the public. Party B's obligation of confidentiality is not exempt from the termination or end of the labor contract.

Article 4. Breach of responsibility

Party A and Party B agrees to follow the standards outlined below if Party B violates obligations and cause loss to Party A.

1.	If Party B violates the obligations regarding to confidentiality, Party B shall compensate Party A 10,000 RMB in a lump sum.

2.	If Party B’s wrong-doing cause the loss of Party A, Party B are liable to payback the loss according to the following standards:

a)	The compensation should be the actual loss caused by Party B, including the cost of development of trade secret, decrease in sales caused by Party B and decrease in profit relies on that trade secret.

b)	If the loss is hard to calculate according to a), it could be calculated equal to the profit of Party B because of the violation of the obligations.

c)	Party B shall bear the reasonable cost that Party A paid for the investigation into Party B’s violation.

d)	The violation of trade secret of Party A can be compensated according to this agreement or relative laws and regulations.

3.	If the violation of the Party A’s trade secret leads to material loss, Party A could pass on the case to the law enforcement agencies according to the laws of P.R.C.

4.	If Party B violates the confidentiality, Party A could claim compensation from Party B to the extent of the termination of labor contract. Under this circumstance, Party B has no rights to claim any economic reimbursement or compensation, and should bear the responsibility of payback any loss of Party A.

5.	The salary and welfare that Party A pays to Party B includes the part for duty of confidentiality, therefore Party A bears no other fees or compensation during the period of labor contract and after its termination regarding to the duty of confidentiality.

Article 5. Resolution of disagreements

If there are any disagreement regarding to this agreement, Party A and Party B could settle themselves or reach conciliation through third party. If any of the parties does not communicate, conciliate or reach resolution, any party could take legal action to the court at Party A’s registration area.

Article 6. Any changes to this agreement should be based on the written agreement of both parties. The change or nullity of this agreement does not affect other parts of this agreement.

Article 7. This agreement contains two original copies and belong to Party A and Party B respectively. This agreement takes effect on the date undersigned.

Article 8. The location of this signed contract:

Article 9. Both Party A and Party B confirm that the thorough reading and understanding of the Confidentiality Agreement. Both parties have no doubts to the items listed above and undersign.

Party A	Party B
(Stamp)	(Stamp)

Date:	Date: